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AT&T Reports Solid Earnings, Strong Cash Flow, Robust Mobile Broadband Sales and Improving Wireline Revenue Trends
in Third-Quarter Results

▪	$0.61 diluted EPS compared to $2.07 diluted EPS in the third quarter of 2010 and $0.54 when excluding one-time gains in the year-ago quarter

▪	2.1 million increase in total wireless subscribers to pass 100 million subscribers, with gains in every customer category

▪	Best free cash flow in two years even with higher capital spending

▪	First sequential growth in wireline business revenues in three years

▪	Best wireless EBITDA service margin performance in six quarters

▪	Sales of Android and other non-iPhone smartphones were almost half of 4.8 million smartphone sales in the quarter

▪	Branded computing subscribers (includes tablets, aircards, MiFi devices, tethering plans and other data-only devices) up 505,000, to reach 4.5 million

▪	18.0 percent growth in wireless data revenues, up $857 million versus the year-earlier quarter

▪	11th consecutive quarter with a year-over-year increase in postpaid subscriber ARPU (average monthly revenues per subscriber), up 1.4 percent to $63.69

▪	Total churn improves; postpaid churn stable

▪	Continued growth in strategic business services revenues, up 19.3 percent year over year

▪	Fifth consecutive quarter of year-over-year growth in wireline consumer revenues, driven by AT&T U-verse® services

▪	176,000 net gain in AT&T U-verse TV subscribers to reach 3.6 million in service, with continued high broadband and voice attach rates

▪	19.6 percent growth in wireline consumer Internet Protocol (IP) data revenues to reach half of consumer revenues, driven by continued AT&T U-verse expansion

Note: AT&T's third-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Thursday, October 20, 2011, at www.att.com/investor.relations.

DALLAS, Oct. 20, 2011 — AT&T Inc. (NYSE:T) today reported third-quarter results, highlighted by solid earnings and free cash flow, continued strong mobile broadband growth and sequential growth in wireline business revenues.

“Mobile broadband growth continues to be robust, execution was strong across the business, and we delivered another solid quarter,” said Randall Stephenson, AT&T chairman and chief executive officer.

“Smartphones, connected devices and tablets all posted impressive gains. Our first LTE 4G markets are up and running with terrific speeds. And we continue to work toward a successful completion of our planned T-Mobile USA merger. The next waves in the mobile Internet revolution represent tremendous growth potential, and we are laying the groundwork required for that future.”

Third-Quarter Financial Results

For the quarter ended September 30, 2011, AT&T's consolidated revenues totaled $31.5 billion, down $103 million, or 0.3 percent, versus the year-earlier quarter.

Compared with results for the third quarter of 2010, AT&T's operating income margin was 19.8 percent, compared to 17.2 percent; operating expenses were $25.2 billion versus $26.2 billion; and operating income was $6.2 billion, up from $5.4 billion.

Third-quarter 2011 net income attributable to AT&T totaled $3.6 billion, or $0.61 per diluted share. These results compare with reported net income attributable to AT&T of $12.3 billion, or $2.07 per diluted share, in the third quarter of 2010, which included one-time gains from a tax settlement and the sale of Sterling Commerce. Excluding one-time gains, earnings were $0.54 in the third quarter a year ago.

Third-quarter 2011 cash from operating activities totaled $10.4 billion, and capital expenditures totaled $5.3 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $5.1 billion.

Compared with results for the first nine months of 2010, year to date through the third quarter, cash from operating activities totaled $27.2 billion versus $25.4 billion; capital expenditures totaled $14.7 billion compared to $13.7 billion; and free cash flow totaled $12.4 billion versus $11.6 billion.

WIRELESS OPERATIONAL HIGHLIGHTS

Led by continued strong performance in mobile broadband in the third quarter, AT&T continued to grow revenues, add subscribers, increase postpaid ARPU and expand margins. Highlights included:

Subscribers Pass 100 Million Mark. AT&T posted a net gain in total wireless subscribers of 2.1 million, to reach 100.7 million in service. This included gains in every customer category. Net adds for the quarter include postpaid net adds of 319,000. Excluding the impacts of the Alltel and Centennial integration migrations, postpaid net adds were approximately 384,000. Prepaid net adds were 293,000, connected device net adds were 1,038,000 and reseller net adds were 473,000. Third-quarter net adds reflect adoption of smartphones, increases in prepaid and reseller subscribers and sales of tablets and connected devices such as automobile monitoring systems, security systems and a host of other emerging products.

Strong Quarter for Branded Computing Device Sales. AT&T had another strong quarter with branded computing subscribers, a new growth area for the company that includes tablets, aircards, MiFi devices, tethering plans and other data-only devices. AT&T added 505,000 of these devices to reach 4.5 million, an almost 80 percent increase from a year ago. Most of those new subscribers were tablets, with 290,000 added in the quarter, of which more than 35 percent were postpaid.

Total Churn Improves, Postpaid Churn Stable. Total churn declined to 1.28 percent versus 1.32 percent in the third quarter of 2010 and 1.43 percent in the second quarter of 2011. Postpaid churn was 1.15 percent, compared to 1.14 percent in the year-ago third quarter and 1.15 percent in the second quarter of 2011. Excluding the impacts of the Alltel and Centennial migrations, postpaid churn of 1.11 percent for the quarter was unchanged versus the year-ago quarter.

Non-iPhone Smartphone Sales Increase. AT&T continues to deliver robust smartphone sales. (Smartphones are voice and data devices with an advanced operating system to better manage data and Internet access.) In the third quarter, the company sold 4.8 million smartphones, representing nearly two-thirds of postpaid device sales. Sales of Android devices more than doubled year over year, and almost half of all smartphone sales were non-iPhone devices. During the quarter, 2.7 million iPhones were activated.

At the end of the quarter, 52.6 percent of AT&T's 68.6 million postpaid subscribers had smartphones, up from 39.1 percent a year earlier and 31.1 percent two years ago. The average ARPU for smartphones on AT&T’s network is 1.9 times that of the company's non-smartphone devices. More than 85 percent of smartphone subscribers are on FamilyTalk® or business plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers. The number of subscribers on tiered-data plans continues to increase. About 18 million, or nearly half, of all smartphone subscribers are on tiered-data plans.

Wireless Revenues Grow. Total wireless revenues, which include equipment sales, were up 2.8 percent year over year to $15.6 billion. Wireless service revenues increased 4.3 percent, to $14.3 billion, in the third quarter.

Wireless Data Revenues Lead Growth. Wireless data revenues — driven by Internet access, access to applications, messaging and related services — increased by $857 million, or 18.0 percent, from the year-earlier quarter to $5.6 billion. AT&T’s postpaid wireless subscribers on monthly data plans increased by 16.5 percent over the past year. Versus the year-earlier quarter, total text messages carried on the AT&T network increased by 22 percent to 196.3 billion, and multimedia messages increased by 54 percent to 4.3 billion.

Postpaid ARPU Continues Growth. Driven by strong data growth, postpaid subscriber ARPU increased 1.4 percent versus the year-earlier quarter to $63.69. This marked the 11th consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU reached $25.14, up 14.2 percent versus the year-earlier quarter.

Wireless Margins Expand. Third-quarter wireless margins reflect strong smartphone sales, solid customer upgrade levels and some residual Alltel and Centennial merger costs. This was offset in part by improved operating efficiencies and further revenue gains from the company’s growing base of high-quality smartphone subscribers. Year-over-year comparisons are also influenced by the launch of iPhone 4 at the end of the second quarter a year ago.

AT&T’s third-quarter wireless operating income margin was 29.6 percent versus 23.1 percent in the year-earlier quarter, and AT&T’s wireless EBITDA service margin was 43.7 percent, compared with 37.6 percent in the third quarter of 2010. Without customer migration and integration costs from the Alltel and Centennial mergers, the EBITDA service margin would have been 44.0 percent. (EBITDA service margin is earnings before interest, taxes, depreciation and amortization, divided by total service revenues.) Third-quarter wireless operating expenses totaled $11.0 billion, down 5.9 percent versus the year-earlier quarter, and wireless operating income was $4.6 billion, up 31.7 percent year over year.

WIRELINE OPERATIONAL HIGHLIGHTS
AT&T's third-quarter wireline results were highlighted by the first sequential growth in wireline revenues in more than four years. Other highlights included:

Wireline Consumer Revenues Stable. Driven by strength in IP data services, revenues from residential customers totaled $5.3 billion, an increase of 0.2 percent versus the third quarter a year ago, the fifth consecutive quarter of year-over-year growth.

U-verse Attach Rate Drives ARPU Growth. AT&T U-verse TV added 176,000 subscribers to reach 3.6 million in service. In the third quarter, the AT&T U-verse High Speed Internet attach rate was 90 percent and about half of new subscribers took AT&T U-verse Voice. Three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple-play customers was almost $170, up 5.7 percent year over year.

AT&T's U-verse deployment now reaches almost 30 million living units. Companywide penetration of eligible living units is 15.7 percent, and 24.8 percent across areas marketed to for 36 months or more. AT&T's total video subscribers, which combine the company's U-verse and bundled satellite customers, reached 5.4 million at the end of the quarter, representing 22.6 percent of households served.

U-verse Broadband Continues Strong Growth. AT&T U-verse High Speed Internet delivered a third-quarter gain of 504,000 subscribers to reach a total of 4.6 million, helping offset losses from DSL. Overall, AT&T posted a slight net gain in wireline broadband connections. More than 70 percent of consumers have a broadband plan of 3 Mbps or higher.

IP Data Half of Consumer Revenues. U-verse continues to drive a transformation in wireline consumer, reflected by the fact that consumer IP revenues now represent 50.9 percent of wireline consumer revenues, up from 42.6 percent in the year-earlier quarter. Increased AT&T U-verse penetration and a significant number of subscribers on triple- or quad-play options drove 19.6 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice) and 2.9 percent sequential growth. U-verse revenues grew 50.1 percent compared with the year-ago third quarter and were up 6.0 percent versus the second quarter of 2011.

Continued Growth in Revenues Per Household. Wireline revenues per household served increased 5.0 percent versus the year-earlier third quarter and were up 1.4 percent sequentially (average revenues per household is total wireline consumer revenues divided by the average monthly households in service), driven by AT&T U-verse services. This marked AT&T’s 15th consecutive quarter with year-over-year growth in wireline consumer revenues per household as U-verse scales and represents a larger portion of wireline consumer revenues.

Consumer Connection Trends Continue. In the third quarter, AT&T posted a decline in total consumer revenue connections primarily due to expected declines in traditional voice access lines, consistent with broader industry trends and somewhat offset by increases in U-verse TV, broadband and VoIP (Voice over Internet Protocol) connections. AT&T U-verse Voice connections increased by 119,000 in the quarter and 648,000 over the past four quarters. Total consumer revenue connections at the end of the third quarter were 41.9 million, compared with 43.7 million at the end of the third quarter of 2010 and 42.5 million at the end of the second quarter of 2011.

Wireline Business Revenues Grow Sequentially. Total business revenues were $9.3 billion, an increase of 0.7 percent sequentially and down 2.7 percent versus the year-earlier quarter. The year-over-year decline reflects economic weakness in voice and legacy data products somewhat offset by growth in IP data. Excluding the effect of the third-quarter 2010 sale of Japan assets, business service revenues, which exclude CPE, declined 1.7 percent year over year, compared to a year-over-year decline of 3.4 percent in the year-ago quarter.

Robust Strategic Business Services Revenues. Revenues from the new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 19.3 percent versus the year-earlier quarter, continuing strong trends in this area. This now represents a nearly $5.8 billion annualized revenue stream.

VPN Growth Drives Business IP Revenues. Total business IP data revenues grew 10.2 percent versus the year-earlier third quarter, led by growth in VPN revenues. IP-based solutions allow customers to easily add managed services such as network security, cloud services and IP conferencing on top of their infrastructures. Total business data revenues grew 1.8 percent year over year.

Wireline Revenues Increase Sequentially. Third-quarter total wireline revenues were $15.0 billion, down 2.2 percent versus the year-earlier quarter but up slightly sequentially. Third-quarter wireline operating expenses were $13.2 billion, down 1.3 percent versus the third quarter of 2010 and up 1.3 percent sequentially. Wireline operating income totaled $1.8 billion, down from $2.0 billion in the third quarter of 2010 and down versus the second quarter of 2011. AT&T’s third-quarter wireline operating income margin was 12.1 percent, compared to 13.0 percent in the year-earlier quarter and down from 13.1 percent in the second quarter of 2011. Improved consumer and business IP data revenue trends and execution of cost initiatives helped to partially offset declines in voice revenues.

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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation’s fastest mobile broadband network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile broadband and emerging 4G capabilities, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTV brands. The company’s suite of IP-based business communications services is one of the most advanced in the world. In domestic markets, AT&T Advertising Solutions and AT&T Interactive are known for their leadership in local search and advertising.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income and Adjusted Operating Income Margin are non-GAAP financial measures calculated by excluding from operating revenues and operating expenses significant items that are non-operational or non-recurring in nature. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends. Adjusted Operating Income and Adjusted Operating Income Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Operating Income, as presented, may differ from similarly titled measures reported by other companies.

NOTE: 2008, 2009 and 2010 have been restated for the benefit plan accounting change. Detailed schedules can be found on AT&T’s website at www.att.com/investor.relations.